EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Orbit Innovations Group, Inc

We consent to the inclusion in the Form S-1/A Registration Statements under the Securities Act of 1933 of our report dated November 19th, 2024, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the period December 7, 2023, to September 30, 2024.

/s/ Boladale Lawal

BOLADALE LAWAL & CO

Chartered Accountant

PCAOB No:6993

Lagos, Nigeria

April 16, 2025